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                                                             Exhibits 5 and 23.3








                               Firstar Corporation
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202



                                December 17, 1998


Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Firstar Corporation
          Star Banc Corporation 1986
          Stock Incentive Plan

          Star Banc Corporation 1991 Amended and Restated
          Stock Incentive Plan

          Star Banc Corporation 1993
          Stock Option Plan for Employees

          Star Banc Corporation 1996
          StarShare Incentive Plan for Employees

          Star Banc Corporation 1996
          Stock Incentive Plan

          Star Banc Corporation Director
          Stock Incentive Plan

          Firstar Corporation 1998
          Incentive Stock Option Plan

          Great Financial Corporation
          Stock Plan

          Trans Financial Corporation
          1998 Stock Option Plan

          Trans Financial Corporation
          1990 Stock Option Plan

          Trans Financial Corporation
          1992 Stock Option Plan



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          Trans Financial Corporation
          1994 Stock Option Plan

          Trans Financial Corporation
          1995 Executive Plan

          Trans Financial Corporation
          1996 Consolidated Stock Plan

Dear Sir or Madam:

     I have acted as counsel for Firstar Corporation, a Wisconsin corporation (the "Corporation"), in connection with its assumption of the various plans identified above (the "Plans") as a result of mergers and a reorganization, completed on November 20, 1998, involving, among others, the Corporation and Star Banc Corporation. I have examined such documents, records and matters of law as I deemed necessary for purposes of this opinion and, based thereupon, am of the opinion that the shares of common stock, $0.01 par value, of the Corporation which may be issued and sold pursuant to the Plans will be, when issued and sold in accordance with the terms of the Plans, duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 to be filed by the Corporation with the Securities and Exchange Commission to effect registration under the Securities Act of 1933 of the shares to be sold pursuant to the Plans.

                                        Very truly yours,

                                        /s/ Jennie P. Carlson

                                        Jennie P. Carlson
                                        Senior Vice President, General Counsel
                                           and Secretary